                                                                    EXHIBIT 4.10

THIS WARRANT IS NOT TRANSFERABLE AND THE SHARES ISSUABLE HEREUNDER ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

                       WARRANT TO PURCHASE COMMON STOCK
                                      OF
                        OPTICAL NETWORKS, INCORPORATED



Maximum Number of Shares:    111,500
Class of Stock:              Common Stock
Initial Exercise Price:      $1.82 per share
Issue Date:                  February 15, 2000
Expiration Date:             February 14, 2005


     This Warrant certifies that, for value received pursuant to the Purchase and License Agreement (the "Purchase Agreement") entered into between Optical Networks, Incorporated, a California corporation (the "Company") and FMR Corp. ("Fidelity" or "Holder"), dated as of December 21, 1999, Holder is entitled to purchase from the Company, until 5:00 p.m. Pacific standard time, on the Expiration Date set forth above, up to the number of fully paid and nonassessable shares of Common Stock (the "Shares") of the Company described in
Section 1 below at the Initial Exercise Price per Share (the "Warrant Price") set forth above and as adjusted pursuant to Section 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant.

1.   EXERCISE.
     --------

     1.1.    Exercisability.
             --------------

     As of the Issue Date, this Warrant shall be unexercisable with respect to all Shares that are the subject of this Warrant. For so long as (a) the Purchase Agreement has not been terminated by the Company due to a material breach by Fidelity and (b) this Warrant remains unexpired, this Warrant shall become vested and exercisable with respect to the number of Shares determined according to the following formula:

                              V = P*Z
                                  ---
                                    C

where     V  = the aggregate number of shares that are vested and exercisable under this Warrant.

          P  = the total amount of all Paid Orders.

          C  = $20,000,000

          Z  = 111,500 the Maximum Number of Shares.

     For purposes of this Section 1.1, "Paid Orders" shall mean the dollar amount of all Product (as defined in the Purchase Agreement) purchased by Holder within the term of the Purchase Agreement (calculated using the prices set out in Attachment A of the Purchase Agreement). Notwithstanding the foregoing formula, this Warrant shall become vested and exercisable with respect to all remaining unexercisable Shares that are the subject of this Warrant on the seventh (7/th/) anniversary of the Issue Date.

     1.2     Method of Exercise.  Holder may exercise this Warrant, in whole or
             ------------------
in part, by delivering a duly executed Notice of Exercise in substantially the form attached as Exhibit A to the principal office of the Company. Unless Holder
                 ---------
is exercising the conversion right set forth in Section 1.3, Holder shall also deliver to the Company a check for the aggregate Warrant Price for the Shares being purchased.

     1.3     Net Exercise Election.  The Holder may elect to convert all or a
             ---------------------
portion of this Warrant, without the payment by the Holder of any additional consideration, by the surrender of this Warrant or such portion of this Warrant to the Company, with the net exercise election selected in the Notice of Exercise attached hereto as Exhibit A duly executed by the Holder, up to the
                            ---------
number of Shares that is obtained under the following formula:

                              X = Y (A-B)
                                  -------
                                     A

where     X  = the number of Shares to be issued to the Holder pursuant to this
               Section 1.3.

          Y = the number of exercisable Shares subject to this Warrant with respect to which the net exercise election is made.

          A = the fair market value of one Share, as determined in good faith by the Company's Board of Directors, as at the time the net exercise election is made pursuant to this Section 1.3.

          B  = the Warrant Price.

     The Company will promptly respond in writing to an inquiry by the Holder as to the then current fair market value of one Share.

     For purposes of the above calculation, fair market value of one Share shall be determined by the Company's Board of Directors in good faith; provided, however, that where there exists a public market for the Company's Common Stock at the time of such exercise, the fair market value per share shall be the average closing price quoted on the Nasdaq National Market or on any exchange on which the Common Stock is listed, whichever is applicable, as published in the (Western Edition of The Wall Street Journal) for the five (5) trading days prior to the date of determination of fair market value. Notwithstanding the foregoing, in the event the Warrant is exercised in connection with the Company's initial public offering of Common Stock, the fair market value per share shall be equal to the per share offering price to the public of the Company's initial public offering.

     1.4     Delivery of Certificate and New Warrant.  Promptly after Holder
             ---------------------------------------
exercises this Warrant, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, this Warrant shall automatically be reduced by the number of Shares issued and remain exercisable for such remaining Shares not so acquired, and all other terms of the Warrant shall otherwise remain in full force and effect as so adjusted. Upon final exercise of this Warrant for any such remaining number of Shares, this Warrant shall be surrendered by the Holder to the Company for cancellation.

     1.5     Replacement of Warrants.  On receipt of evidence reasonably
             -----------------------
satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, or surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

     1.6     Merger or Consolidation of the Company.
             --------------------------------------

             1.6.1.  "Acquisition".  For the purpose of this Warrant,
                      -----------
"Acquisition" means any consolidation or merger of the Company where the holders of the Company's securities before the transaction beneficially own less than fifty percent (50%) of the outstanding voting securities of the surviving entity after the transaction.

             1.6.2   Assumption of Warrant.  Upon the closing of any Acquisition
                     ---------------------
where the consideration for the Acquisition to be received by the Company's shareholders consists solely of stock or securities of the acquirer or an entity affiliated with the acquirer, the successor entity shall assume the obligations of this Warrant, and this Warrant shall become exercisable (solely in accordance with to the provisions of Section 1.1) for the same securities as would be payable for the Shares subject to the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing thereof. The Warrant Price shall be adjusted accordingly.

             1.6.3   Termination of Warrant.  In the case of (a) an Acquisition
                     ----------------------
where the consideration for the Acquisition to be received by the Company's shareholders in return for their capital stock of the Company consists of cash or a combination of cash and other property or (b) the proposed liquidation and dissolution of the Company, the Company shall give Holder at least ten (10) days advance written notice of such event (the "Company Notice"), which notice shall include the Company's best estimate of the value of the Shares receivable upon exercise or conversion of this Warrant (based upon the consideration to be received by the Company or its shareholders in the Acquisition) and the proposed date upon which such event is expected to occur. During such notice period, Holder may exercise or convert this Warrant in accordance with its terms, without regard to the provisions of Section 1.1 whether or not exercise or conversion is contingent upon the happening of such event and/or existence of a minimum value of the Shares receivable upon exercise or conversion as provided on Holder's exercise notice; provided that such
                                                       -------- ----
minimum value shall be no greater than the per share price set forth in the Company Notice. Subject to prior exercise or conversion as provided in the preceding sentence, this Warrant will terminate at 5:00 p.m. Pacific time on the day prior to the date such event is expected to occur as set forth in the Company Notice; provided that (a) the Company Notice of the proposed event is
                -------- ----
actually received by Holder, as evidenced by a return receipt of certified mail delivery, a certificate of delivery by hand delivery or written verification of delivery from the overnight courier, and (b) the event actually occurs within sixty (60) days after the date it is expected to occur, as such date was specified in the Company Notice.

2.   ADJUSTMENTS TO THE SHARES.
     -------------------------

     2.1     Stock Dividends, Splits, Combinations, Etc.  If the Company shall
             ------------------------------------------
at any time prior to the expiration of this Warrant subdivide its Common Stock, by split-up or otherwise, or combine its Common Stock, or issue additional shares of its Common Stock as a dividend with respect to any shares of its Common Stock, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination.

     2.2     Reclassification or Reorganization.  In case of any
             ----------------------------------
reclassification, capital reorganization, or change in the Common Stock (other than as a result of a subdivision, combination, or stock dividend provided for above), then, as a condition of such reclassification, reorganization, or change, lawful provision shall be made, so that Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of shares of Common Stock as were purchasable by Holder immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof.

     2.3     Adjustments of Warrant Price.  If the outstanding Shares are
             ----------------------------
combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased, provided that the aggregate purchase price shall remain the same. If the outstanding Shares are divided by reclassification or otherwise, into a greater number of shares, the Warrant Price shall be proportionately decreased, provided that the aggregate purchase price shall remain the same.

     2.4     Adjustment is Cumulative.  The provisions of this Section 2 shall
             ------------------------
similarly apply to successive, stock dividends, stock spits or combinations, reclassifications, exchanges, substitutions, or other events.

     2.5     Fractional Shares.  No fractional Shares shall be issuable upon
             -----------------
exercise or conversion of the Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional Share interest by paying Holder an amount by check computed by multiplying the fractional interest by the fair market value of a full Share.

     2.6     Certificate as to Adjustments.  Upon each adjustment of the Warrant
             -----------------------------
Price and/or the number or kind of securities purchasable upon exercise of this Warrant, the Company at its expense shall compute such adjustment, and furnish Holder with a certificate setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the number or kind of securities purchasable upon exercise of this Warrant and the Warrant Price in effect upon the date thereof.

3.   REPRESENTATIONS; RESTRICTIONS ON TRANSFER.
     -----------------------------------------

             3.1    Representations of Company. The Company hereby represents
                    --------------------------
and warrants to the Holder as follows, that:

                    3.1.1 all Shares which may be issued upon the exercise of the purchase right represented by this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein, in the Company's charter documents or under applicable federal and state securities laws.

                    3.1.2 to the Company's knowledge, there are no voting trusts, stockholder agreements, proxies or other agreements in effect which relate to voting or transfer of the Shares. The Shares are not and will not be, during the term of this Warrant, subject to any preemptive rights that have not been properly waived or complied with.

                    3.1.3 the Shares issuable upon the exercise in full of this Warrant have been, and at all times will be, duly and validly authorized and reserved.

                    3.1.4 subject to the accuracy of the Holder representations in Section 2.1 hereof, the offer, sale, and issuance of this Warrant and the issuance of the Shares in conformity with the terms of this Warrant, constitute transactions exempt from the registration requirements of Section 5 of the Act.

                    3.1.5 the Company is a corporation duly organized and validly existing under the laws of the State of California and is in good standing under such laws. The Company has all requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted; the

     Company is not qualified to do business as a foreign corporation in any jurisdiction; and such qualification is not presently required in any jurisdiction where a failure to so qualify would have a material adverse effect on the Company.

                    3.1.6 all corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of this Warrant, the authorization, sale, issuance and delivery of the Shares pursuant hereto, and for the performance of the Company's obligations hereunder has been taken. This Warrant, when executed and delivered by the Company, will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency, and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief, or other equitable remedies.

                    3.1.7 The Company is not in violation of any term of its Amended and Restated Articles of Incorporation or Bylaws, or in any material respect of any term or provision of any mortgage, indebtedness, indenture, contract, agreement, instrument, judgment, or decree, and to the best of its knowledge, is not in material violation of any order, statute, rule, or regulation applicable to the Company. The execution, delivery, and performance of and compliance with this Agreement and the issuance of the Securities, have not resulted and will not result in (i) any violation of, or conflict with, or constitute a default under, any such term or result in the creation of any mortgage, pledge, lien, encumbrance, or charge upon any of the properties or assets of the Company, or (ii) the suspension, revocation, impairment, forfeiture, or non-renewal of any material permit, license, authorization or approval applicable to the Company, its business or any of its properties or assets.

     3.2     Representations of Holder.  Holder hereby represents and warrants
             -------------------------
to the Company as follows. Holder is a sophisticated investor having such knowledge and experience in business and investment matters that Holder is capable of protecting Holder's own interests in connection with the acquisition, exercise or disposition of this Warrant. Holder is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act of 1933 (the "Act"). Holder is aware that this Warrant and the Shares are being, or will be, issued to Holder in reliance upon Holder's representation in this Section 3 and that such securities are restricted securities that cannot be publicly sold except in certain prescribed situations. Holder is aware of the provisions of Rule 144 promulgated under the Act and of the conditions under which sales may be made thereunder. Holder has received such information about the Company as Holder deems reasonable, has had the opportunity to ask questions and receive answers from the Company with respect to its business, assets, prospects and financial condition and has verified any answers Holder has received from the Company with independent third parties to the extent Holder deems necessary. The Holder of this Warrant, by acceptance hereof, acknowledges this Warrant and the Shares to be issued upon exercise hereof or conversion thereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any Shares to be issued upon exercise hereof or conversion thereof except under circumstances that will not result in a violation of the Act or any state securities laws.

     3.3     Legends.  This Warrant and the Shares (and the securities issuable,
             -------
directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR LAW OR PURSUANT TO RULE 144 AND ANY STATE EXEMPTION FROM REGISTRATION OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

     3.4     Transferability.  Holder may not transfer or assign any part or all
             ---------------
of this Warrant except to Affiliates or by donative transfers to Fidelity Foundation, Fidelity Non-Profit Management Foundation and the Edward C. Johnson Fund. For purposes of this Section 3.4, "Affiliates" shall include FMR Corp. and its subsidiaries and affiliates; Fidelity International Limited and its subsidiaries and affiliates; Fidelity Investors Limited Partnership, Fidelity Seaport Limited Partnership, Fidelity Investors II Limited Partnership and any other partnership owned or controlled by shareholders of FMR Corp. The Shares issuable upon exercise of this Warrant may not be transferred prior to an initial public offering by the Company of its Common Stock pursuant to a registration statement filed and declared effective under the Securities Act of 1933.

     3.5     Compliance with Securities Laws on Transfer.  This Warrant and the
             -------------------------------------------
Shares issuable upon exercise this Warrant may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if (a) the transfer is to the shareholders or constituent partners of Holders by way of dividend or distribution to all of the same or (b) there is no material question as to the availability of current information as referenced in Rule 144(c), Holder represents that it has complied with Rule 144(d) and (e) in reasonable detail, the selling broker represents that it has complied with Rule 144(f), and the Company is provided with a copy of Holder's notice of proposed sale and/or transfer.

     3.6     Market Standoff.  The Holder agrees in connection with any
             ---------------
registration of the Company's securities under the Act that, upon the request of the Company or the underwriters managing any registered public offering of the Company's securities, Holder will not sell or otherwise dispose of any Shares or any other securities of the Company without the prior written consent of the Company or such managing underwriters, as the case may be, for a period of time (not to exceed one hundred eighty (180) days) after the effective date of such registration requested by such managing underwriters subject to all restrictions as the Company or the managing underwriters may specify generally. Holder further agrees to enter into any agreement reasonably required by the underwriters to implement the foregoing. In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the Shares subject to this Section and to impose stop transfer instructions with respect to the Shares held by Holder until the end of such period.

4.   GENERAL PROVISIONS.
     ------------------

     4.1     Notices.  Any and all notices required or permitted to be given to
             -------
a party pursuant to the provisions of this Warrant will be in writing and will be effective and deemed to provide such party sufficient notice under this Warrant on the earliest of the following: (i) at the time of personal delivery, if delivery is in person; (ii) at the time of transmission by facsimile, addressed to the other party at its facsimile number specified herein (or hereafter modified by subsequent notice to the parties hereto), with confirmation of receipt made by both telephone and printed confirmation sheet verifying successful transmission of the facsimile; (iii) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (iv) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries.

             All notices for delivery outside the United States will be sent by facsimile or by express courier. All notices not delivered personally or by facsimile will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address or facsimile number set forth below the signature lines to this Warrant, or at such other address or facsimile number as such other party may designate by one of the indicated means of notice herein to the other parties hereto. Notices to the Company will be marked "Attention: President". Notices by facsimile shall be machine verified as received.

     4.2     Waiver.  This Warrant and any term hereof may be changed, waived,
             ------
discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

     4.3     Attorneys Fees.  In the event of any dispute between the parties
             --------------
concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys' fees.

     4.4     Governing Law.  This Warrant will be governed by and construed in
             -------------
accordance with the laws of the State of California, without giving effect to that body of laws pertaining to conflict of laws.

     4.5     Further Assurances.  The parties agree to execute such further
             ------------------
documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Warrant.

     4.6     Titles and Headings.  The titles, captions and headings of this
             -------------------
Warrant are included for ease of reference only and will be disregarded in interpreting or construing this Warrant. Unless otherwise specifically stated, all references herein to "sections" and "exhibits" will mean "sections" and "exhibits" to this Warrant.

     4.7     Counterparts.  This Warrant may be executed in any number of
             ------------
counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.

     4.8     Severability.  If any provision of this Warrant is determined by
             ------------
any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Warrant and the remainder of this Warrant shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Warrant. Notwithstanding the forgoing, if the value of this Warrant based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then both parties agree to substitute such provision(s) through good faith negotiations.

     4.9     Facsimile Signatures.  This Warrant may be executed and delivered
             --------------------
by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

     4.10    Amendment and Waivers.  This Warrant may be amended only by a
             ---------------------
written agreement executed by each of the parties hereto. No amendment of or waiver of, or modification of any obligation under this Warrant will be enforceable unless set forth in a writing signed by the party against which enforcement is sought. Any amendment effected in accordance with this section will be binding upon all parties hereto and each of their respective successors and assigns. No delay or failure to require performance of any provision of this Warrant shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Warrant as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

     4.11    Entire Agreement.  This Warrant and the documents referred to
             ----------------
herein constitute the entire agreement and understanding of the parties with respect to the subject matter of this Warrant, and supersede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

FMR Corp.                               Optical Networks, Incorporated


By:  /s/ John H. Remondi                By:  /s/ Terrence J. Schmid
    ------------------------------          ------------------------------
Address:  82 Devonshire Street          Address:  166 Baypointe Parkway
         -------------------------               -------------------------
          R25C                                    San Jose, CA 95134
----------------------------------      ----------------------------------
          Boston, MA 02109
----------------------------------      ----------------------------------

Attention to:  John H. Remondi          Attention to:  Terry Schmid
              --------------------                    --------------------

Facsimile:   617-476-5015               Facsimile:  408-965-2665
          ------------------------                 -----------------------

                                   EXHIBIT A
                              NOTICE OF EXERCISE
                              ------------------

                 (TO BE SIGNED ONLY UPON EXERCISE OF WARRANT)

     1. The undersigned hereby elects to purchase ____________________ shares of the Common Stock (the "Shares") of Optical Networks, Incorporated, a California corporation, pursuant to the terms of the attached Warrant to Purchase Common Stock with an Issue Date of ____________________ (the "Warrant"), as follows:

     (Initial applicable method:)

     ____    a.   Undersigned tenders herewith payment of the total purchase price of such Shares in full, pursuant to a check or wire transfer, in the amount of $__________.

     _____   b.   This exercise or conversion _____ [is] _____ [is not]
                  contingent upon the closing of the Acquisition or other event specified in the Company Notice to Holder in accordance with
                  Section 1.6 of the Warrant received by Holder on ________________ and _____ [is] _____ [is not] contingent upon a sale price or fair market value for the Company's
                  _________________ Common Stock in the Acquisition or other event of no less than the lesser of (a) $__________ per share or (b) the per share price set forth in the Company Notice.

     ____    c.   Undersigned hereby elects to convert the Warrant into Shares by the net exercise election pursuant to Section 1.2 of the Warrant. This conversion is exercised with respect to __________ shares of Common Stock covered by the Warrant.

     2. Please issue a certificate or certificates representing said Shares in the name of the undersigned. The undersigned represents that it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws and hereby repeats the representations and warranties of the undersigned that are set forth in Section
3.2 of the attached Warrant.

                                        __________________________________
                                        (Name)

                                        __________________________________
                                        __________________________________
                                        __________________________________
                                        Address


                                        __________________________________
                                        (Signature of Holder)